Exhibit 5.1

 Leser, Hunter, Taubman & Taubman
17 State Street, Suite 2000
New York, New York 10004
(212) 732-7184 Fax: (212) 202-6380
E-mail: ltaubman@lhttlaw.com

January 13, 2011

KEYUAN PETROCHEMICALSKEYUAN PETROCHEMICALS, INC.
15 Xinghua Road
Qingdao, Shandong Province
P.R. China 266401

Ladies and Gentlemen:

We have acted as counsel to KEYUAN PETROCHEMICALS, INC. a Nevada company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of this Registration Statement on Form S-1/A2 (the “Registration Statement”), relating to the proposed sale by the selling shareholders listed therein (the “Selling shareholders”) of 7,581,615  shares of the Company’s common stock (the “Common Stock”).

In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

The opinions we express herein are limited to matters involving the Nevada corporate law including the applicable statutory provisions, the rules and regulations underlying those provisions, and applicable judicial and regulatory determinations; and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” included in the Prospectus forming a part of the Registration Statement.

Sincerely,

Leser Hunter Taubman & Taubman

By: /s/ Louis E. Taubman
Louis E. Taubman, Partner